UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On June 22, 2006, SESI, L.L.C., a wholly-owned subsidiary of Superior Energy Services, Inc. (“SESI”), redeemed all of its outstanding 8 7/8% Senior Notes due May 15, 2011 (the “Senior Notes”), at the aggregate redemption price of $4,988,329.73, comprised of principal in the amount of $4,735,000, interest in the amount of $43,190.43 and a premium in the amount of $210,139.30. The Senior Notes so redeemed constituted all of the Senior Notes governed pursuant to that certain Indenture, dated as of May 2, 2001, as supplemented (the “Indenture”), among SESI, Superior Energy Services, Inc., the subsidiary guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, that were not tendered pursuant to SESI’s recently completed cash tender offer for all of the Senior Notes. As a result of such redemption, on June 22, 2006, SESI satisfied and discharged all of the Senior Notes, and as a result thereof the Indenture generally ceased to be of further effect.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: June 26, 2006